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MICRON ENVIRO SYSTEMS, INC.

(“Micron”)

626 RexCorp Plaza
Uniondale, New York
11556  USA

June  16, 2008

MENV—USA

NDDA—Germany

Micron Enviro Systems Inc. Evaluating Potash Opportunities

Micron Enviro Systems, Inc. ("Micron" or the “Company”) wishes to announce that it has been evaluating potential Potash opportunities in Canada and the USA.  Management is conducting due diligence on possible acquisitions or joint ventures.  At this time there is no guarantee that a final deal will be completed.

Recently, Micron submitted additional coal permit applications in east central Saskatchewan, Canada. This acreage is in close proximity to a recent new coal discovery made by Goldsource Mines Inc. (“Goldsource”).  Goldsource’s shares have risen from $0.30 to $11.29 since announcing their potential new coal discovery on April 22, 2008.  Previously, Micron submitted claims and received a Letter of Comfort in regards to those claims. The letter of comfort indicates that Micron has priority in regards to the previously applied for coal permits.  There are no guarantees that any of those proposed permits will be awarded to Micron.

Bradley Rudman, president of Micron stated, “Management’s goal is to obtain quality prospects that could add significant shareholder value.  We anticipate additional information regarding our existing prospects shortly.”

Micron is an emerging oil and gas company that now has exposure to multiple leases consisting of interests in 50.5 gross sections (31,945 acres) in the Oil Sands of Alberta, Canada, which is one of the largest oil producing regions in the world. Micron holds 100% interest in 4 sections, 50% interest in 16 other sections, 5% interest in 26 sections, and has a 4.17 % net interest in 4.5 additional Oil Sands sections.   Micron also has pending coal applications outstanding at this time covering approximately 23,000 acres in Saskatchewan, Canada. Management’s goal is to build the asset base of the Company through strategic alliances and independent acquisitions that will build long-term shareholder value. Management continues to look for additional projects that would contribute to building Micron's market capitalization, including additional Oil Sands projects. Please visit Micron’s website for detailed maps of the locations of Micron’s prospects at www.micronenviro.com.

If you have any questions, please call Micron at (516) 640-9926. If you would like to be added to Micron's update email list, please send an email to info@micronenviro.com requesting to be added.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as ``may,'' ``should,'' ``expects,'' ``plans,'' ``anticipates,'' ``believes,'' ``estimates,'' ``predicts,'' ``potential'' or ``continue'' or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled ``Risk Factors'' in the Company's periodic filings with the United States Securities and Exchange Commission, which can be viewed at <http://www.SEC.gov>. For all details regarding working interests in all of MENV's oil and gas prospects or any previous news releases go to the SEC website. You should independently investigate and fully understand all risks before making investment decisions.

Contact Information:

Bradley Rudman

Micron Enviro Systems, Inc.

ir@micronenviro.com

TEL: 516 640 9926

www.micronenviro.com